EXHIBIT 4.11
                                     WARRANT



     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         PROVECTUS PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the "Company"), _________________ (the "Holder"), a registered assign of Network 1 Financial Securities, Inc., is hereby granted the right to purchase at any time until 5:00 p.m., New York City time, August 15, 2007, up to _________________ (__________) fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $1.00 per share, subject to adjustment as set forth herein. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Financial Advisory and Investment Banking Agreement between the Company and the Holder dated August 15, 2004 (the "Agreement").

2. Exercise of Warrants.

     2.1 Method of Exercise.

     (a) This Warrant is exercisable in whole or in part at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Certificate(s) representing the Shares being purchased shall be delivered to the Holder or his assignees within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant have been so exercised.

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     (b)  If the Notice of  Exercise  form  elects a  "cashless"  exercise,  the
          Holder shall thereby be entitled to receive a number of shares of Common Stock computed using the following formula:

                           X    =           Y (A-B)
                                            -------
                                                 A

          For purposes of this formula, the following applies:

                           X    =   the number of shares of Common Stock to be
                                    issued to the Holder

                           Y    =   the number of shares of Common Stock
                                    purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised
                                    (at the date of such calculation)

                           A    =  the Market Price as of the date of exercise

                           B    =  the Exercise Price as of the date of exercise


                    For the purposes of this Warrant, the term "Market Price" shall be the closing price of the Common Stock as reported by the Reporting Service for the relevant date. The holder may not elect a "cashless" exercise until one year from the date hereof or any time when there is a currently effective Registration Statement for the shares of Common Stock underlying the warrants.

     (c) If the Notice of Exercise form elects a "cash" exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

     (d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

     2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the

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Company's Common Stock, or (iii) at the Holder's option,  on at least sixty-five
(65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Protection Against Dilution and Other Adjustments.

     6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

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

     6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company prior to the exercise of this Warrant or its applicable portion, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the exercise date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

     6.3 Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall notify the Holder at least thirty (30) days prior to the record date with respect to such Spin-Off.

     6.4 Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 6.2 above) is at any time proposed, the Company shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     6.5 Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Copmany shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

7. Rights of Holder. The Company shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Company. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Company.

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

8. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

9. Transfer to Comply with the Securities Act; Registration Rights.

     9.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.


     9.2 Registration Rights. As used in this Section 9.2, the following terms shall have the following respective meanings:

     "Registrable  Securities"  shall mean (i) the Warrant Shares,  and (ii) any
shares  of  Common  Stock  issued  upon  any  stock   split,   stock   dividend,
recapitalization or similar event.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with this Section 9.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Holder for a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

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

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holder (other than the fees and disbursements of counsel included in Registration Expenses).

     "Holder" shall mean any holder of the outstanding shares of Registrable Securities which have not been sold to the public.

          a. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or request, made by the Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 9.2(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.


     b. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 9.2(a)(i). In such event the right of the Holder to registration pursuant to this Section 9.2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. All stockholders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company, which underwriter(s) are reasonably acceptable to a majority-in-interest of the Holder. Notwithstanding any other provision of this Section 9.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities

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

being sold for its own account and thereafter in the following manner: the securities of the Company held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation or elimination on the number of shares is still required, then the securities of the Company held by other stockholders of the Company (other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, then the number of shares that may be included in the registration statement and underwriting shall be allocated among all stockholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration at the time of filing the registration statement. If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     c. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 9.2 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered. d. In the case of each registration effected by the Company pursuant to this Section 9.2, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) Keep such registration effective for a period of one hundred eighty (180) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 9.2(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to reflect facts or events representing material or fundamental

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

change in the information set forth therein or otherwise necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(iv) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(v) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(vii)Make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement;

(viii) Furnish to Holder a signed counterpart, addressed to the selling Holder, of: (

     1) an opinion of counsel for the Company, dated the effective date of the registration statement, and

     (2) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities; (

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

ix) Furnish to the Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering; and


(x) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     e. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.2.

     f. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

     (i) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (ii) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;


     (iii)So long as the Holder or its assignees owns any Registrable Securities, furnish forthwith upon request by the Holder or its assignees a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

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


The rights to cause the Company to register securities granted to the Holder under this Section 9.2 may be transferred or assigned by Holder to a transferee or assignee of any shares of Common Stock, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

10. Payment of Taxes. The Company shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails, as follows:

         If to the Company, to:

         PROVECTUS PHARMACEUTICALS, INC.
         7327 Oak Ridge Highway, Suite A,
         Knoxville, TN 37931
         Telephone No.: (865) 769-4011
         Telecopier No.: (865) 769-4011

         with a copy to:



         Linda Crouch
         Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
         207 Mockingbird Lane
         PO Box 3038 CRS
         Johnson City, Tennessee  37604
         Telephone No.: (423) 928-0181
         Telecopier No.: (423) 928-5694

         If to the Holder, to:

         ------------------

         ------------------

         ------------------


         With a copy to:

         Virginia K. Sourlis, Esq.
         The Galleria
         2 Bridge Avenue
         Red Bank, New Jersey 07701
         Telephone No.: (732) 530-9007
         Telecopier No.: (732) 530-9008

Any party may give notice in accordance with this Section to designate to another address or person for receipt of notices hereunder.

12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Tennessee. The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

14. Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF,  the Company has executed this Warrant as of the __th day of
______________.

                                         PROVECTUS PHARMACEUTICALS, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                         PROVECTUS PHARMACEUTICALS, INC.
                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:


                                                                                            Number of shares
Names of                                                                                 subject to transferred
Assignee                        Address                      Taxpayer ID No.                     Warrant
--------                        -------                      ---------------             --------------------------










The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.






Date:
     -----------------------    ------------------------------------------------
                                Signature

                         PROVECTUS PHARMACEUTICALS, INC.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation.

The undersigned herewith tenders payment for those shares in the following manner (please check type, or types, of payment and, if checking both types, indicate the portion of the Exercise Price to be paid by each type of payment):

         Exercise for Cash
-----
         Cashless Exercise
-----

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.





Date:
     -----------------------             ---------------------------------------
                                         Signature